     As filed with the Securities and Exchange Commission on June 23, 1997
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            _______________________

                           INSITE VISION INCORPORATED
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    94-3015807
   (State or other jurisdiction              (IRS Employer Identification No.)
 of incorporation or organization)

                              965 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA  94501
              (Address of principal executive offices) (Zip Code)

                            ________________________

                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)
                            _______________________

                         S. KUMAR CHANDRASEKARAN, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           INSITE VISION INCORPORATED
                    965 ATLANTIC AVENUE, ALAMEDA, CA  94501
                    (Name and address of agent for service)
                                 (510) 865-8800
         (Telephone number, including area code, of agent for service)
                            ________________________

                        CALCULATION OF REGISTRATION FEE


                                                                             Proposed        Proposed Maximum
                                                                              Maximum            Aggregate
                                                     Amount to be         Offering Price         Offering           Amount of
       Title of Securities to be Registered          Registered(1)         per Share(2)          Price(2)        Registration Fee
=================================================================================================================================
 Options to Purchase Common Stock                     500,000                N/A                  N/A                  N/A

 Common Stock, $0.01 par value                        500,000 shares      $6.00                $3,000,000           $909.09
=================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of InSite Vision Incorporated Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of InSite Vision Incorporated on June 19, 1997 as reported by the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         InSite Vision Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 5, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Commission on April 28, 1997 pursuant to Section 13 of the Exchange Act; and

         (c) The Registrant's Registration Statement No. 0-12308 on Form 8-A filed with the Commission on August 27, 1993 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Capital Stock

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

 Exhibit Number      Exhibit

    4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-12308 on Form 8-A incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

    5.1              Opinion of Brobeck, Phleger & Harrison LLP.

    23.1             Consent of Ernst & Young LLP, Independent Auditors.

    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.1.

    24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1             1994 Stock Option Plan (as amended and restated March 17,
                     1997).

    99.2 Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference to Exhibit No. 99.2 to Registration Statement No. 33-75268).

    99.3 Addendum to Stock Option Agreement (Special Tax Elections) (incorporated by reference to Exhibit No. 99.3 to Registration Statement No. 33-75268).

    99.4 Addendum to Stock Option Agreement (Limited Stock Appreciation Right) (incorporated by reference to Exhibit No. 99.4 to Registration Statement No. 33-75268).

    99.5 Notice of Automatic Option Grant and Non-Employee Director Option Agreement.


Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Stock Option Plan.





                                     II-2.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




















                                     II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 20th day of June, 1997.

                                                 INSITE VISION INCORPORATED


                                              By /S/ S. KUMAR CHANDRASEKARAN
                                                 ------------------------------
                                                 S. Kumar Chandrasekaran, Ph.D.
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officer and directors of INSITE VISION INCORPORATED, a Delaware corporation, do hereby constitute and appoint S.
Kumar Chandrasekaran, Ph.D. the lawful attorney and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                           Title                                            Date
----------                                           -----                                            ----
 /s/ S. KUMAR CHANDRASEKARAN                  Chairman of the Board, Chief Executive              June 20, 1997
-----------------------------------           Officer and Chief Financial Officer
S. Kumar Chandrasekaran, Ph.D.                (Principal Executive and Financial Officer)



 /s/ MITCHELL H. FRIEDLANDER                  Director                                            June 20, 1997
-----------------------------------
Mitchell H. Friedlander, M.D.



 /s/ GRANT M. INMAN                           Director                                            June 20, 1997
-----------------------------------
Grant M. Inman





                                     II-4.

Signatures                                           Title                                            Date
----------                                           -----                                            ----
 /s/ JOHN E. LUCAS                            Director                                            June 20, 1997
-----------------------------------
John E. Lucas



 /s/ ANDERS P. WIKLUND                        Director                                            June 20, 1997
-----------------------------------
Anders P. Wiklund




























                                     II-5.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933



                           INSITE VISION INCORPORATED

                                 EXHIBIT INDEX

 Exhibit Number      Exhibit
 --------------      -------
    4.0              Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                     Statement No. 00-12308 on Form 8-A incorporated herein by reference pursuant to Item 3(c) of this
                     Registration Statement.

    5.1              Opinion of Brobeck, Phleger & Harrison LLP.

    23.1             Consent of Ernst & Young LLP, Independent Auditors.

    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

    24.1             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

    99.1             1994 Stock Option Plan (as amended and restated March 17, 1997).

    99.2             Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference to Exhibit No. 99.2 to Registration Statement No. 33-75268).

    99.3             Addendum to Stock Option Agreement (Special Tax Elections) (incorporated by reference to Exhibit No. 99.3 to Registration Statement No. 33-75268).

    99.4             Addendum to Stock Option Agreement (Limited Stock Appreciation Right) (incorporated by reference to
                     Exhibit No. 99.4 to Registration Statement No. 33-75268).

    99.5             Notice of Automatic Option Grant and Non-Employee Director Option Agreement.